UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2025
MOODY’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 World Trade Center at 250 Greenwich Street
New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 553-0300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

TABLE OF CONTENTS

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	3

SIGNATURES		4

Item 5.07, "Submission of Matters to a Vote of Security Holders"

The voting results for the matters voted on at the 2025 Annual Meeting of Stockholders of Moody’s Corporation (the “Company”) held on April 15, 2025 are as follows:
1.Nine directors were elected to serve one-year terms expiring at the Company's 2026 Annual Meeting of Stockholders as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jorge A. Bermudez	139,955,342	11,415,690	1,345,041	9,760,822
Thérèse Esperdy	148,553,710	3,777,945	384,418	9,760,822
Robert Fauber	152,015,520	497,015	203,538	9,760,822
Vincent A. Forlenza	140,225,548	11,718,649	771,876	9,760,822
Lloyd W. Howell, Jr.	143,272,973	8,988,800	454,300	9,760,822
Jose M. Minaya	147,413,979	4,852,060	450,034	9,760,822
Leslie F. Seidman	131,101,245	20,004,060	1,610,768	9,760,822
Zig Serafin	145,744,040	6,702,367	269,666	9,760,822
Bruce Van Saun	145,477,349	6,967,810	270,914	9,760,822

2.The ratification of KPMG LLP as the independent registered public accounting firm of the Company for the year 2025 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
159,407,692	2,885,387	183,816	—

3.The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,883,295	19,294,060	538,718	9,760,822

4.The stockholder proposal requesting stockholder ratification of certain executive severance arrangements was not approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,106,341	138,339,987	269,745	9,760,822

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY'S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Managing Director, Corporate Governance, Securities and Corporate Secretary

Date: April 15, 2025
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